As filed with the Securities and Exchange Commission on February 16, 2017

Registration No. 333-36778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

McDonald’s Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One McDonald’s Plaza, Oak Brook, Illinois	60523-1900
(Address of Principal Executive Offices)	(Zip Code)

McDONALD’S CORPORATION 1992 STOCK OWNERSHIP INCENTIVE PLAN

(Full title of the plan)

Gloria Santona

Corporate Executive Vice President,

General Counsel and Secretary

McDonald’s Corporation

One McDonald’s Plaza

Oak Brook, Illinois 60523-1900

(Name and address of agent for service)

(630) 623-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-36778) filed by McDonald’s Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on May 11, 2000 (the “Registration Statement”) to register 28,000,000 shares of the Registrant’s Common Stock for issuance under the McDonald’s Corporation 1992 Stock Ownership Incentive Plan (the “Plan”).  As of the date of this Post-Effective Amendment, no additional shares of Common Stock registered will be issued under the Plan.

In accordance with the Registrant’s undertaking in Part II, Item 9(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

24	Power of Attorney

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 16th day of February, 2017.

McDONALD’S CORPORATION

By:	/s/ Gloria Santona
Gloria Santona
Corporate Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature
Title	Date

Lloyd H. Dean
Director

/s/ Stephen J. Easterbrook	February 13, 2017
Stephen J. Easterbrook
President, Chief Executive Officer and Director

*	February 16, 2017
Robert A. Eckert
Director

Margaret H. Georgiadis
Director

*	February 16, 2017
Enrique Hernandez, Jr.
Chairman of the Board and Director

/s/ Catherine A. Hoovel	February 8, 2017
Catherine A. Hoovel
Corporate Vice President – Chief Accounting Officer

*	February 16, 2017
Jeanne P. Jackson
Director

*	February 16, 2017
Richard H. Lenny
Director

*	February 16, 2017
Walter E. Massey
Director

John J. Mulligan
Director

*	February 16, 2017
Kevin M. Ozan
Corporate Executive Vice President and Chief Financial Officer

Signature
Title	Date

*	February 16, 2017
Sheila A. Penrose
Director

*	February 16, 2017
John W. Rogers, Jr.
Director

*	February 16, 2017
Miles D. White
Director

*

Gloria Santona, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment to the Registration Statement on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

By:	/s/ Gloria Santona
Gloria Santona
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney